Exhibit 23

BKD, LLP

Twelve Wyandotte Plaza

120 West 12th Street, Suite 1200

Kansas City, MO 64105-1936

816-221-6300 Fax: 816-221-6380

bkd.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and Board of Directors

MGP Ingredients, Inc.

Atchison, Kansas

We consent to the incorporation by reference in Registration Statement No. 333-51849 on Form S-8 and in the related Prospectuses, of MGP Ingredients, Inc. of our report dated July 30, 2004, on our audit of the consolidated balance sheets of MGP Ingredients, Inc. as of June 30, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2004, which report is incorporated by reference in the Annual Report on Form 10-K of MGP Ingredients, Inc. for the fiscal year ended June 30, 2004, and of our report dated July 30, 2004, with regard to the financial statement schedule that is included in such Form 10-K for the year ended June 30, 2004.  We also consent to the reference to our firm under the heading “Experts” in the Prospectus to the Registration Statement.

/s/ BKD, LLP

Kansas City, Missouri
August 26, 2004